Exhibit 10.7

                        THE FARMERS GROUP, INC.

                       DISCRETIONARY MANAGEMENT

                           INCENTIVE PROGRAM

                                  FOR

                       EXCEPTIONAL PERFORMANCE

                           January 2001
                    (Destroy previous editions)

                          TABLE OF CONTENTS

Introduction                                                                  2
Purpose                                                                       2
Eligibility                                                                   2
Effective Date                                                                2
Selection Criteria                                                            3
Award Amounts                                                                 3
Nomination, Selection and Review Process                                      4
Evaluation Guidelines and Nomination Forms                                    4

                               INTRODUCTION
Farmers Group, Inc. and the Auto, Fire and Truck Exchanges are dedicated to excellence. Our continued success and future growth depends on this commitment. Within our organization there are strong performers in key positions who have both the opportunity and the ability to impact our business in a truly exceptional way over and above their normal job requirements. This opportunity may not occur every year but when it does, we want to reward those who excel.

To help ensure these superior performers are properly rewarded for their extraordinary contributions, the Company established a Discretionary Management Incentive Program. This program is separate from all other Farmers Group, Inc. incentive compensation programs. Nomination does not guarantee that an award will be given. Also, people not nominated by their department head may be included. We believe that those people who give an extraordinary effort should have the opportunity to be considered for special recognition and compensation.

This Discretionary Management Incentive Program guide outlines the plan provisions, eligibility and nomination criteria. Publishing of the administrative procedure for the Discretionary Management Incentive Program does not guarantee the continuation of the program. The program is completely discretionary and may be modified or terminated by Farmers Group, Inc. The Chief Executive Officer is the final authority concerning the interpretation of this program.

Purpose

The Discretionary Management Incentive Program is designed to:

     provide a special financial reward for superior performance over and above normal job responsibilities in a given calendar year by selected eligible employees, and motivate other employees to seek and retain jobs within the functional areas designated for plan participation.

Eligibility

Individuals whose salary grades are listed below are considered eligible nominees for purposes of this program.

     All employees in SG 39 or above
     All employees in SG 4B or 4C

The specific individuals eligible for nomination may change each year due to changes in job classification or salary grade. Individuals eligible for the Executive Incentive Program are not eligible for participation in this program.

Effective Date

The program operates on a calendar year basis. Awards are normally distributed in April following the performance year. While it is expected that awards will be made each year, there is no requirement that any awards must be made for any given year.

Officers must submit their nominations to the Chief Executive Officer by the last day of February following the performance calendar year.

Selection Criteria

Satisfying the salary grade eligibility criteria does not automatically guarantee a nomination. However, employees who meet the salary grade criteria should be encouraged to strive for nomination.

The intent of this program is to recognize the top performers in a calendar year. A "top performer" would be defined as an individual who clearly demonstrates initiative and competence in executing tasks over and above the expectations of his or her position. While we expect high quality performance from all individuals at this level, recipients of the discretionary bonus distinguish themselves by displaying innovative approaches to their jobs that result in notable accomplishments and achievements clearly over and above normal job responsibilities. These achievements lead to improvements in profitability, productivity and/or quality of service provided to our customers, agency force and/or employees.

Due to the nature of this program, no individual should be nominated for the same achievement in consecutive years. If a project is incomplete at the end of the year, then that project should not be used to support a nomination. Results can only be measured after a project has been completed and successfully implemented.

The nominee would normally be the single individual in a department who clearly demonstrated superior initiative and performance over and above normal job requirements or expectations for the award year. If an Officer believes there is more than one top performer in a department, the Officer may then nominate another individual. Multiple nominations must be ranked in preference order. Since there is no guarantee that a nominee will receive a bonus, order of preference may become very important in the selection process.

Corporate Legal and Claims Litigation are considered separate departments for purposes of this program.

It is important to remember that while the program is discretionary, and nomination does not guarantee an award, each functional area should benefit considerably by promoting the program to eligible employees.

Award Amounts

Each Nominee who is selected for an award may receive from 10% up to 40% of his or her base annual salary in the year for which the award relates. Pro rata awards may be granted to those who attain eligibility during the award year. Nominators are requested to recommend an award percentage for individual nominees. Final award amounts, however, will be determined by the Chief Executive Officer after reviewing all nominations with the Discretionary Management Incentive Advisory Committee. This Committee will include the Vice President of Human Resource Services and other members as appointed by the Chief Executive Officer.

The approved budget for the 2000 discretionary award pool (for awards paid in 2001) is $700,000. The award pool is determined annually by the Chief Executive Officer.

The pool will be negatively affected by adverse changes in the Exchange Surplus up to the maximum of 20% bonus pool as otherwise determined. A target cumulative three-year change in surplus shall be calculated by determining the surplus required to maintain the previous year's three year weighted average. Any shortfall shall be multiplied by the percentage under target. That amount shall be deducted from the DMIP pool. The same guidelines apply to the Executive Incentive Program. Any reduction to the pool will be done annually prior to award distribution.

Nomination, Selection and Review Process

All Officers with eligible candidates are responsible for identifying appropriate nominees. If an officer nominates more than one person, the nominees must be listed in order of preference.

The best-qualified individual should be nominated regardless of whether he/she has been nominated or received an award in previous years. Some individuals may not be in a position every year to win an award because of the nature of their work or the possibility that a special project, etc., may take longer than a year to complete. They also may be too new in the position to excel over and above normal job duties.

The Discretionary Management Incentive Advisory Committee will review all nominations and suggested award amounts and will make recommendations to the Chief Executive Officer. The Chief Executive Officer has final selection authority.

Evaluation Guidelines and Nomination Forms

To leverage the value of this program within each functional area it is useful to plan ahead. The following tips may be helpful:

     Identify all employees who satisfy the title or salary grade eligibility criteria.

     Communicate the program to all eligible employees. Explain that this is a very difficult award to win; that it takes exceptional performance over and above what is expected; and that all nominees are ranked by contribution level in the review process based on the nominating data submitted.

     Encourage employees to strive for nomination. Be careful to explain that multiple nominations in a given category will be listed in preference order and that a nomination does not guarantee an award.

     Explain the types of performance that are considered superior. Emphasize that everyone's eligibility is subject to annual review and that the discretionary nature of the program gives everyone a new opportunity each year.

     Take time to periodically document exceptional performance patterns. This will make it easier to make a fair decision about who should be nominated and to write a strong nomination paper.

     Limit nominations to include only the top performer(s). After the award selections have been made, meet with nominees who do not receive an award. Explain that they were nominated and did not receive an award. Advise them why they were nominated and express your appreciation for their contribution although they did not receive a discretionary award.

Use the nomination form in the back of this guide to make your nominations. Questions about the program or suggestions that will make it more effective should be directed to the Director of Compensation.

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DISCRETIONARY MANAGEMENT INCENTIVE PROGRAM NOMINATION FORM

-------------------------------------------------------------------------------
 Name of Nominating Officer:
-------------------------------------------------------------------------------
 Nominee's Name:                              Hire Date:
-------------------------------------------- ----------------------------------
 Job                                  Title:
                                              Job #:             SG:
--------------------------------------------
          (Attach copy of job description)
-------------------------------------------- ----------------- ----------------
 Office:
-------------------------------------------------------------------------------
 Recommended Award %:        Ranking:         (If more than one individual is
 being nominated)
-------------------------------------------------------------------------------
 To ensure that there is sufficient information with which to evaluate this nominee, include the following information in your write-up:

     The specific nature of the special achievement(s).

     How the achievement(s) is distinguished from expected levels of performance outlined in the attached job description(s).

     Benefit to the function (qualify if possible).

     Benefit to the company (qualify if possible).
-------------------------------------------------------------------------------

Description of Achievement(s):





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Signature:                                  Date:
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